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                                                                    EXHIBIT 2(d)


                   FIRST AMENDMENT TO STOCK PURCHASE AGREEMENT

         THIS FIRST AMENDMENT (this "Amendment") is dated as of April ___, 1999, by and among Charter Medical International, S.A., Inc., a Nevada corporation ("Seller"), Magellan Health Services, Inc., a Delaware corporation ("Magellan"), CMEL Holding AB, a company incorporated in Sweden ("Buyer"), and Investment AB Bure, a company incorporated in Sweden ("Bure").

         WHEREAS, Seller, Magellan, Buyer and Bure have entered into a Stock Purchase Agreement dated April 2, 1999 (the "Stock Purchase Agreement"); and

         WHEREAS, each of the parties wishes to amend the Stock Purchase Agreement;

         NOW, THEREFORE, in consideration of the premises and of the mutual agreements contained herein, the parties agree as follows:

I.       AMENDMENTS.

         1. The words "GROGRUNDEN 515AB" in the introductory paragraphs listing the parties to the Stock Purchase Agreement is deleted and replaced by the words "CMEL HOLDING AB."

         2. Clause 1.2 of the Stock Purchase Agreement is hereby amended by deleting the words "from 31 March 1999" and replacing them with the words "from and including 1 April 1999."

         3. Clause 2.3(b) is hereby amended by deleting the words "not less than three days prior to the Closing Date" and replacing them with the words "in
Schedule 8 to the Charter Medical Agreement."

         4. Clause 9.1(b) of the Stock Purchase Agreement is deleted and replaced in its entirety with the following:

         Announcements

         The parties shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognised stock exchange, consult together as to the terms of, the timetable for and manner of publication of, any formal announcement or circular to shareholders, employees, customers, suppliers, distributors and subcontractors and to any recognised stock exchange or other authorities and to the media or otherwise which either of them may desire or be obliged to make regarding this Agreement. Any other communication which the Parties may make concerning such matters shall, subject to the requirements of law or any regulatory body or the rules and regulations of any recognised stock exchange, be consistent with any such formal announcement or circular as referred to above; provided that, subject to the preceding provisions of this clause, no Party shall,


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         prior to Closing, make or authorise or issue any formal announcement or circular concerning the subject matter of this Agreement or any other document or transaction referred to in or contemplated by this Agreement.

II.      MISCELLANEOUS.

         1. Except as expressly amended by this Amendment, all of the terms and provisions of the Stock Purchase Agreement shall remain unchanged and continue in full force and effect, and the parties hereto shall be entitled to all of the applicable benefits thereof and shall be responsible for all of their respective obligations thereunder.

         2. This Amendment may be executed in any number of counterparts, and each such counterpart shall be deemed to be an original instrument, but all such counterparts together shall constitute but one agreement. This Amendment shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties, it being understood that the parties need not sign the same counterpart.

         3. All of the terms and provisions hereof and the rights and obligations of the parties hereto shall be interpreted and enforced in accordance with Swiss law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed and delivered by its respective duly authorized officers, all as of the date first above written.


                                SELLER:

                                CHARTER MEDICAL INTERNATIONAL,
                                S.A., INC.


                                By:
                                   ---------------------------------------------

                                        Name:
                                             -----------------------------------

                                         Title:
                                               ---------------------------------


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                                MAGELLAN:

                                MAGELLAN HEALTH SERVICES, INC.


                                By:
                                   ---------------------------------------------

                                        Name:
                                             -----------------------------------

                                         Title:
                                               ---------------------------------

                                BUYER:

                                CMEL HOLDING AB


                                By:
                                   ---------------------------------------------

                                        Name:
                                             -----------------------------------

                                         Title:
                                               ---------------------------------

                                BURE:

                                INVESTMENT AB BURE


                                By:
                                   ---------------------------------------------

                                        Name:
                                             -----------------------------------

                                         Title:
                                               ---------------------------------